UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ❑

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Distribution Agreement

On June 5, 2020, Independence Contract Drilling, Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Piper Sandler & Co. (the “Agent”), through its Simmons Energy division. Pursuant to the Agreement, the Company from time to time may offer and sell through the Agent shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to $11,000,000 (the “Shares”). Sales of the Shares, if any, under the Agreement may be made in any transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Under the terms of the Agreement, the Company will pay the Agent a commission equal to 3% of the gross sales price of the Shares sold.

The Company plans to use the net proceeds from any sales pursuant to the Agreement, after deducting the sales agent’s commissions and the Company’s offering expenses, for general corporate purposes, which may include, among other things, repayment of indebtedness and capital expenditures.

The Shares to be sold under the Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No 333-227185), which was declared effective by the Securities and Exchange Commission on September 12, 2018, and a prospectus supplement thereto. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to complete text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated by reference herein. A legal opinion related to the issuance and sale of the Shares is filed herewith as Exhibit 5.1.

Merger Consideration Amendment.

On June 4, 2020, the Company entered into a letter agreement (the “Merger Consideration Amendment”) with MSD Credit Opportunity Master Fund, L.P. in its capacity (i) as representative of the Members (the “Members’ Representative”) under that Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 18, 2018 (the “Execution Date”), by and among the Company, Patriot Saratoga Merger Sub LLC, Sidewinder Drilling LLC (“Sidewinder”) and the Member’s Representative, and (ii) as representative of the Unitholder and Noteholders under a Contribution, Exchange and Restructuring Agreement, dated as of July 18, 2018, by and among (a) Sidewinder, (b) all of the holders of Series A Common Units of Sidewinder, (c) all of the holders of Floating Rate Secured Notes due February 15, 2020 of Sidewinder, and (d) all of the holders of the Amended and Restated Secured Notes due February 15, 2020 of Sidewinder pursuant to the Amended and Restated Second Lien Note Purchase Agreement, dated as of February 15, 2017, by and among Sidewinder and purchasers party thereto. The Merger Consideration Amendment provides for the deferral of payment by the Company of the Mechanical Rig Net Proceeds (as defined in the Merger Agreement) under the Merger Agreement to the earlier of (i) June 30, 2022 and (ii) a Change of Control Transaction (the “Payment Date”), and requires the Company to pay an additional amount in connection with such deferred payment equal to interest accrued on the amount of Mechanical Rig Net Proceeds during the period between May 1, 2020 and the Payment Date, which interest shall accrue at a rate of 15% per annum, compounded quarterly, during the period beginning on May 1, 2020 and ending on December 31, 2020 and at a rate of 25% per annum, compounded quarterly, during any period following December 31, 2020. ‘Change of Control Transaction’ has the meaning ascribed to such term in that certain Amended and Restated Stockholders’ Agreement of the Company, dated as of October 1, 2018. The Mechanical Rig Net Proceeds were previously payable in the second quarter of 2020, and as of March 31, 2020, the amount of Mechanical Rig Net Proceeds was $2,901,709 million.

The foregoing summary of the Merger Consideration Agreement is qualified by reference to such agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference into this Item 1.01.

Third Amendment to Term Loan Credit Agreement.

On June 4, 2020, the Company entered into a Third Amendment, dated as of June 4, 2020 (the “Third Amendment”), to Credit Agreement, dated as of October 1, 2018 (the “Term Credit Loan Agreement”), by and among the Company, Sidewinder (formerly named ICD Operating LLC), the Lenders party thereto and U.S. National Bank Association, as Agent. The Third Amendment amends the Term Loan Credit Agreement, among other things, to permit the Company, at its option subject to required prior notice and a maximum available liquidity condition (including availability under the Company’s revolving credit agreement and available cash), to elect to pay accrued and unpaid interest, solely during one three-consecutive-month period immediately following such notice, in kind (the “PIK Amount”). In connection with the amendments, the Company agreed to pay an additional amount equal to 0.75% of the aggregate principal amount of the loans under the Term Loan Credit Agreement plus all PIK Amounts, if any, that are added to such principal amount being repaid or prepaid on either the maturity date or upon the occurrence of an acceleration of obligations under the Term Loan Credit Agreement.

The foregoing summary of the Third Amendment is qualified by reference to such agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference into this Item 1.01.

Each of the Merger Consideration Amendment and the Third Amendment are made with affiliates of MSD Partners L.P. and MSD Capital L.P., which are stockholders of the Company, and such agreements are intended to enhance the Company’s liquidity.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated June 5, 2020, between Independent Contract Drilling, Inc. and Piper Sandler & Co.

5.1	Legal Opinion of Sidley Austin LLP

10.1	Letter Agreement re Mechanical Rig Net Proceeds, dated as of June 4, 2020, between Independence Contract Drilling, Inc. and MSD Credit Opportunity Master Fund, L.P., as Members’ Representative and Representative.

10.2	Third Amendment, dated as of June 4, 2020, to Credit Agreement, dated as of October 1, 2018, by and among Independence Contract Drilling, Inc., ICD Operating LLC, the Lenders party thereto and U.S. National Bank Association, as Agent.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Independence Contract Drilling, Inc.

Dated: June 5, 2020	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary